SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2015, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”), upon the recommendation of the Nominating & Governance Committee, elected John A. Lederer to the Board effective immediately for a term continuing to the Company’s next Annual Meeting of Stockholders on May 28, 2015, when Mr. Lederer will be subject to election by stockholders. The Board also appointed Mr. Lederer to serve on the Finance Committee of the Board.

Mr. Lederer has served as President, Chief Executive Officer and director of US Foods, a leading foodservice distributor in the United States, since 2010. From April 2008 to August 2010, he served as Chairman of the Board and Chief Executive Officer of Duane Reade, a New York-based pharmacy retailer acquired by Walgreen Co. in April 2010. Prior to Duane Reade, he spent 30 years at Loblaw Companies Limited, Canada’s largest grocery retailer and wholesale food distributor. Mr. Lederer held a number of leadership roles at Loblaw, including President from 2000 to 2006. Mr. Lederer has served as a director of Restaurant Brands International since December 2014 and served as a director of Tim Hortons Inc. from 2007 until December 2014, when it was acquired by Restaurant Brands International.

Mr. Lederer was appointed to the Board pursuant to the Nomination and Support Agreement, dated September 5, 2014, between Walgreen Co. and JANA Partners LLC pursuant to which JANA Partners could recommend an additional independent director, the election of whom was to be mutually agreed to by the Company and JANA Partners. For a description of the Nomination and Support Agreement, please see the Current Report on Form 8-K filed by Walgreen Co. with the Securities and Exchange Commission on September 8, 2014. Except for the Nomination and Support Agreement, there were no arrangements or understandings pursuant to which Mr. Lederer was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Lederer that would be reportable under Item 404(a) of Regulation S-K.

Mr. Lederer’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in Amendment No. 2 to the Walgreen Co. Annual Report on Form 10-K for the fiscal year ended August 31, 2014 filed with the Securities and Exchange Commission on November 20, 2014.

Item 8.01. Other Events.

On April 8, 2015, the Company issued a press release announcing the election of Mr. Lederer to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release of Walgreens Boots Alliance, Inc. dated April 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: April 8, 2015	By:	/s/ Jan Stern Reed
	Title:	Senior Vice President, General Counsel and Corporate Secretary